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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LIFEQUEST MEDICAL, INC.

         LifeQuest Medical, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         I. The name of the corporation is LifeQuest Medical, Inc. and the name under which the corporation was originally incorporated was Lifeline, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware is December 23, 1988.

         II. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation.

         III. The text of the Restated Certificate of Incorporation as heretofore amended and supplemented is hereby restated to read in its entirety as follows:


         1. The name of the corporation is LifeQuest Medical, Inc. (the "Company").

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of all classes of stock which the Company shall be authorized to issue is 52,000,000 shares, divided into the following:
(i) 2,000,000 shares of preferred stock, of the par value of $.001 (one tenth of one cent) per share (hereafter called "Preferred Stock"); and (ii) 50,000,000 shares of common stock, of the par value of $.001 (one tenth of one cent) per share (hereafter called "Common Stock").

         The board of directors of the Company shall have the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any class or series of capital stock of the Company.

         4.1 NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock, $.001 par value, shall be designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares which shall constitute such series shall be 1,170 shares.


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         4.2 DEFINITIONS. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated below:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Common Stock" shall mean the common stock, $.001 par value, of the Corporation or such shares of the Corporation's capital stock into which such Common Stock shall be reclassified.

         "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the last reported sale price, regular way on such day, or, if no sale takes place on such day, the reported closing bid price, regular way on such day, in either case as reported on the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if not quoted on NASDAQ, on the principal national securities exchange on which such security is listed or admitted for trading or, if such security is not listed or admitted for trading on a national securities exchange or quoted on the NASDAQ National Market, the closing bid price on such day in the over-the-counter market as reported by NASDAQ, or, if the bid price for such security on such day shall not have been reported through NASDAQ, the bid price on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation or other issuer.

         "Dividend Payment Date" shall mean, with respect to each Dividend Period, the last day of March, June, September and December, in each year, commencing on September 30, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.




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         "Dividend Periods" shall mean quarterly dividend periods commencing on
         January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include September 30, 1998).

         "Fair Market Value" on any date shall mean the average of the daily Current Market Price of a share of Common Stock during five (5) consecutive Trading Days ending on the day before such date.

         "Funds Available for Distribution" shall mean funds from operations (net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization) minus non-revenue generated capital expenditures and debt principal amortization, as determined by the Board of Directors on a basis consistent with the policies and practices adopted by the Corporation for reporting publicly its results of operations and financial condition.

         "Issue Date" shall mean August 11, 1998.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 8 hereof.

         "NYSE" shall mean the New York Stock Exchange.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 8 hereof.

         "Permitted Common Stock Cash Distributions" means cash dividends and cash distributions paid on Common Stock after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of Funds Available for Distribution after December 31, 1997, minus the cumulative amount of dividends accumulated, accrued or paid on the Series A Preferred Stock or any other class of Preferred Stock after January 1, 1998.

         "Person" shall mean any individual, partnership, corporation or other entity and shall include the successor (by merger or otherwise) of such entity.

         "Redemption Date" shall have the meaning set forth in paragraph (b) of
         Section 6 hereof.

         "Series A Preferred Stock" shall have the meaning set forth in Section 1 hereof.

         "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class



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         or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day," as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such securities are not quoted on the NASDAQ National Market, in the securities market in which such securities are traded.

         4.3      DIVIDENDS.

                  (a) The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series A Preferred Stock equal to $80 per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than sixty (60) days prior to the applicable Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than forty-five (45) days the payment date thereof, as may be fixed by the Board of Directors. The amount of accumulated, accrued and unpaid dividends on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any dividends thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

                  (b) The amount of dividends payable per share of Series A Preferred Stock for each Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of dividends payable per share of Series A Preferred Stock for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed ratably on the basis of twelve (12) 30-day months and a 360-day year. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

                  (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set



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apart for payment by the Corporation, or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any class or series of Parity Stock for any period, unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                  (d) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation, or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking-fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates, unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series A Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past Dividend Periods with respect to such Parity Stock, and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current Dividend Period with respect to such Parity Stock.

         4.4      LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000.00) per share of Series A Preferred Stock, plus an amount equal to all dividends (whether or not earned


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or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders. Until the holders of the Series A Preferred Stock have been paid the liquidation preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Subject to the rights of the holders of any shares of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Stock shall not be entitled to share therein.

         4.5 CONVERSION RIGHTS. The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation at any time on and subject to the following terms and conditions:

                  (a) The shares of Series A Preferred Stock shall be convertible at the office of the transfer agent for the Common Stock or the principal executive office of the Corporation, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A Preferred Stock being taken at $1,000.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall initially be $2.00 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided below.

                  (b) In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the shares of Series A Preferred Stock to the opening of business on the date for payment of such dividend shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a redemption date within such



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period) be accompanied by a payment of an amount equal to the dividend declared and payable on such dividend payment date on the shares of Series A Preferred Stock being surrendered for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any unpaid or accrued dividends on the shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                  Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of Series A Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

                  (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i) Adjustment for Issuance of Shares at Less Than the Conversion Price. If at any time after the date of the first issuance of Series A Preferred Stock, the Corporation shall issue any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined; any such shares, Convertible Securities, Rights or Related Rights, "Securities") without consideration or for a consideration per share or unit less than the Conversion Price in effect immediately prior to the issuance of such Securities, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced to the quotient obtained by dividing:

                                    (A) an amount equal to the sum of (1) the
                  total number of shares of Common Stock outstanding immediately prior to such issuance (including for this purpose the number of shares of Common Stock into which the shares of Series A Preferred Stock outstanding immediately prior to such issuance are convertible on the date of such issuance in accordance with Subsection 5(a) (without regard to Subsection 5(c)), without giving effect to such issuance) multiplied by the Conversion



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                  Price in effect immediately prior to such issuance, and (2)
                  the amount of consideration, if any, received by the Corporation upon such issuance, by

                                    (B) the total number of shares of Common
                  Stock (1) outstanding immediately after such issuance (including the number of shares of Common Stock into which the shares of Series A Preferred Stock outstanding immediately prior to such issuance are convertible on the date of such issuance in accordance with Subsection 5(a) (without regard to Subsection 5(c)), without giving effect to such issuance) or
                  (2) into or for which any such newly issued Convertible Securities are then convertible or exchangeable or (3) issuable upon the exercise of any such Rights or Related Rights).

                                    (C) For the purpose of this Subsection 5(d),
                  the following definitions and procedures shall be applicable:

                                            (1) In the case of the issuance of
                           options, warrants or other rights to purchase or otherwise acquire Common Stock, whether or not at the time exercisable ("Rights"), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Corporation upon the issuance of such rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof.

                                            (2) In the case of the issuance of
                           any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable ("Convertible Securities"), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities ("Related Rights"), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (I) the consideration, if any, received by the Corporation upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (II)
                           (A) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or (B) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and
                           (y) the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights.



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                                            (3) On any change in the number of
                           shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Conversion Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of consideration upon the exercise of any such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                                            (4) On the expiration or
                           cancellation of any such Rights, Related Rights or Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                           (ii) Sale of Shares. In case of the issuance of Securities for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the gross amount of the cash paid to Corporation for such shares, before deducting any underwriting compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any Securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then fair market value of the property received.

                           (iii) Reclassification of Shares. In case of the reclassification of securities into shares of Common Stock, the shares of Common Stock issued in such reclassification shall be deemed to have been issued for a consideration other than cash. Securities issued by way of dividend or other distribution on any class of stock of Corporation shall be deemed to have been issued without consideration.

                           (iv) Stock Dividends, Stock Splits, Subdivisions or Combinations. In the event of a stock dividend, stock split or subdivision of shares of Common Stock into a greater number of shares, the Conversion Price shall be proportionately decreased, and in the event of a combination of shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased, such increase or decrease, as the case may be, becoming effective at the record date.

                           (v) Exceptions. The adjustments provided in Subsection 5(d)(i) shall not apply to any (A) Common Stock issued upon the conversion of any of the Series A Preferred Stock; (B) Common Stock issued upon exercise of any outstanding warrants, options or debentures; (C) Common Stock issued upon exercise of outstanding employee stock options; and (D) up to 200,000 shares of Common Stock issuable upon exercise of employee stock options to be granted subsequent to the date hereof.

                           (vi)     Adjustment for Mergers and Consolidations.

                                    (A) In the event of distribution to all
                  Common Stock holders of any stock, indebtedness of the Corporation or assets (excluding cash dividends or distributions from retained earnings) or other rights to purchase securities or assets, then, after such event, the shares of Series A Preferred Stock will be convertible into the kind and amount of securities, cash and other property which the holder of the shares of Series A Preferred Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the shares of Series A Preferred Stock immediately prior to the occurrence of such event.

                                    (B) In case of any capital reorganization,
                  reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares), the shares of Series A Preferred Stock shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation to which the holder of the shares of Series A Preferred Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the shares of Series A Preferred Stock immediately prior to the occurrence of such event. The provisions of the immediately foregoing sentence shall similarly apply to successive reorganizations, reclassifications, consolidations, exchanges, leases, transfers or other dispositions or other share exchanges.

                                    (C) The term "Fair Market Value," as used
                  herein, is the value ascribed to consideration other than cash as determined by the Board of Directors of the Corporation in good faith, which determination shall be final, conclusive and binding. If the Board of Directors shall be unable to agree as to such fair market value, then the issue of fair market value shall be submitted to arbitration under and pursuant to the rules and regulations of the American Arbitration Association, and the decision of the arbitrators shall be final, conclusive and binding, and a final judgment may be entered thereon; provided, however, that such arbitration shall be limited to determination of the fair market value of assets tendered in consideration for the issue of Common Stock.

                  (e) Whenever the conversion price is adjusted as herein provided:

                           (i) The Corporation shall compute the adjusted conversion price in accordance with this Section 5 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted conversion price and showing in reasonable detail the fact upon which such adjustment is based; and

                           (ii) A notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of Series A Preferred Stock.

                  (f) In case:

                           (i) The Corporation shall declare a dividend or other distribution on its Common Stock payable otherwise than in cash out of retained earnings;

                           (ii) The Corporation shall authorize the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights or warrants; or

                           (iii) Of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                           (iv) Of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  then the Corporation shall cause to be mailed to the holders of record of the outstanding shares of Series A Preferred Stock, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

                  (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                  (h) The Corporation will pay any and all taxes that may be payable in respect of the issuance of delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                  (i) The certificate of any independent firm of public accountants of nationally recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

                  (j) Notwithstanding the foregoing, if the volume-weighted average closing bid price of the Common Stock, as determined by Bloomberg Financial Markets and Commodities News, for the 21 consecutive trading days following the Corporation's public press release of its December 31, 1998 fiscal year-end financial results (such volume-weighted average closing bid price herein referred to as the "1998 Conversion Price Adjustment") is a price less than the existing Conversion Price, and the Corporation reports pre-tax income of less than or equal to $4,400,000 excluding extraordinary gains for the December 31, 1998 fiscal year, then the Conversion Price shall be adjusted downward to an amount equal to 100% of the 1998 Conversion Price Adjustment. If an adjustment is required pursuant to this section, then the Corporation shall furnish to each of the holders of shares of Series A Preferred Stock a statement, within ten (10) days of the occurrence thereof, signed by the Chief Financial Officer and the Secretary of the Corporation, of the facts creating such adjustment and specifying the resultant adjusted Conversion Price then in effect. No holder of any shares of Series A Preferred Stock shall convert or sell any shares of the Corporation's Common Stock during the 21 consecutive trading days used to determine the 1998 Conversion Price Adjustment or during the 9 trading days preceding such period.

         4.6      REDEMPTION AT THE OPTION OF THE HOLDER.

                  (a) At any time after the date hereof, upon notice by the Corporation of any proposed change of any provision of the Certificate of Incorporation or Bylaws that relates to the Board of Directors or the election of directors or any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation (collectively, "Events of Redemption"), the Series A Preferred Stock is redeemable at the option of each holder of Series A Preferred Stock at one hundred percent (100%) of par, together with accrued and unpaid dividends through the Redemption Date. Notice of an Event of Redemption shall be given by the Corporation to each holder of record of Series A Preferred Stock by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Each holder may exercise his right to require the Corporation to redeem all, but not less than all, of the shares of Series A Preferred Stock owned by him of record by written notice to the Corporation at the address specified in the notice of an Event of Redemption. Such notice shall be sent by first class mail, postage prepaid, within thirty (30) days of receipt by such holder of the notice of an Event of Redemption.

                  (b) Shares of Series A Preferred Stock may be redeemed at the option of the holder by the Corporation on the date specified in the notice of an Event of Redemption (the "Redemption Date"). The Redemption Date selected by the Corporation shall be sixty (60) days after the date notice of an Event of Redemption is sent by the Corporation. As a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory dividend on the Series A Preferred Stock payable in cash on the Redemption Date in an amount equal to all accumulated, accrued and unpaid dividends as of the Redemption Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series A Preferred Stock to be redeemed.

                  (c) Neither the failure to mail any notice required by Subsection 6(a), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Redemption Date; (2) the place or places at which certificates for such shares are to be surrendered; and (3) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Redemption Date, except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to issue and make available at the office of the transfer agent the amount of cash necessary to effect such redemption, including all accumulated, accrued and unpaid dividends to the

Redemption Date, whether or not earned or declared), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accumulate or accrue on the shares of Series A Preferred Stock to be redeemed, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

                  As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice.

         4.7 SERIES A PREFERRED STOCK TO BE RETIRED. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series A Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

         4.8 RANKING. Any class or series of capital stock of the Corporation shall be deemed to rank:

                  (a) prior or senior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

                  (b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); and

                  (c) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holder of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

         4.9      VOTING.

                  (a) The holders of Series A Preferred Stock shall be entitled to one (1) vote per share on all matters submitted to a vote of shareholders of the Corporation.

                  (b) The affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by holders of the Series A Preferred Stock then outstanding, voting as a single class, in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be required in order to amend the Certificate of Incorporation or Bylaws to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Stock or to authorize, create or increase the authorized amount of, any class of stock having rights prior or senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, the Corporation may create additional classes, shares or series of Parity Stock with the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, and may create classes of Junior Stock, increase the authorized number of shares of Junior Stock and issue additional series of Junior Stock, without the consent of any holder of Series A Preferred Stock.

                  (c) If and whenever two (2) quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (2), and the directors then serving shall appoint to the Board of Directors two (2) persons designated by the holders of a majority of the then outstanding shares of Series A Preferred Stock. The holders of shares of Series A Preferred Stock shall thereafter be entitled to designate or elect the two (2) additional directors to serve on the Board of Directors, by the vote of a plurality of the votes cast by the holders of the Series A Preferred Stock at an annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called from time to time for the election of directors. Whenever all arrears in dividends on the Series A Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provision of the vesting of such voting rights in the case of any similar future arrearage in two (2) quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Stock, if the Board of Directors fails to appoint the two designees of the holders of the Series A Preferred Stock, as hereinabove provided, the Secretary of the Corporation shall, upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation), call a special meeting of the holders of the Series A Preferred Stock for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called, as above provided, shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining directors elected by the holders of the Series A Preferred Stock or the successors of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. Notwithstanding the foregoing, the total number of directors designated or elected by the holders of shares of Series A Preferred Stock, as such, pursuant to this Section 9(c) or by such holders, as such, or any affiliate of any of them pursuant to any other agreement or instrument will not exceed two (2), unless such other agreement or instrument expressly provides for a greater number.

                  So long as any shares of Series A Preferred Stock are outstanding, the number of directors of the Corporation shall at all times be such that the exercise by the holders of shares of Series A Preferred Stock of the right to designate or elect directors under the circumstance provided in this Section 9(c) will not contravene any provisions of the Corporation's Certificate of Incorporation or Bylaws.

         4.10 RECORD HOLDERS. The Corporation may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         5. The right to cumulate votes for the purpose of electing directors of the Company or for any other purpose is expressly denied. The pre-emptive right of shareholders to subscribe to and purchase shares or securities in proportion to their respective holdings of shares is expressly denied.

         6. The Company is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Company.

         8. To the extent permitted by the General Corporation Law of Delaware, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         9. Elections of directors need not be by written ballot unless the bylaws of the Company shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company.

         10. The Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 12th day of August, 1998.

                                                LIFEQUEST MEDICAL, INC.



                                                By:
                                                   ----------------------------
                                                    Randall K. Boatright
                                                    Executive Vice President
                                                    and Chief Financial Officer

                             LIFEQUEST MEDICAL, INC.


                           ---------------------------


                                     AMENDED
                  CERTIFICATE OF DESIGNATION AND PREFERENCES OF
                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK


                           ---------------------------


                          DATED AS OF JANUARY 21, 1999

                             LIFEQUEST MEDICAL, INC.

                              ---------------------

                                     AMENDED
                  CERTIFICATE OF DESIGNATION AND PREFERENCES OF
                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             ----------------------

         LIFEQUEST MEDICAL, INC., a Delaware corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the Secretary of State of the State of Delaware that:

         Pursuant to authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors has duly adopted resolutions authorizing the creation and issuance of up to One Thousand Twenty-Five (1,025) shares of Series B Cumulative Convertible Preferred Stock, $.001 par value, with a liquidation preference of One Thousand Dollars ($1,000.00) per share, and determining the preferences, rights, powers, limitations, qualifications and restrictions, as follows:

         SECTION 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock, $.001 par value, shall be designated as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and the number of shares which shall constitute such series shall be 1,025 shares.

         SECTION 2. DEFINITIONS. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated below:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Common Stock" shall mean the common stock, $.001 par value, of the Corporation or such shares of the Corporation's capital stock into which such Common Stock shall be reclassified.

         "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the last reported sale price, regular way on such day, or, if no sale takes place on such day, the reported closing bid price, regular way on such day, in either case as reported on the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if not quoted on NASDAQ, on the principal national securities exchange on which such security is listed or admitted for trading or, if such security is not listed or admitted for trading on a national securities exchange or quoted on the NASDAQ National Market, the closing bid price on such day in the over-the-counter market as reported by NASDAQ, or, if the bid price for such security on such day shall not have been reported through NASDAQ, the bid price on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation or other issuer.

         "Dividend Payment Date" shall mean, with respect to each Dividend Period, the last day of March, June, September and December, in each year, commencing on December 31, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

         "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include the day immediately preceding the Dividend Payment Date which immediately follows the Issue
         Date).

         "Fair Market Value" on any date shall mean the average of the daily Current Market Price of a share of Common Stock during five (5) consecutive Trading Days ending on the day before such date.

         "Funds Available for Distribution" shall mean funds from operations (net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization) minus non-revenue generated capital expenditures and debt principal amortization, as determined by the Board of Directors on a basis consistent with the policies and practices adopted by the Corporation for reporting publicly its results of operations and financial condition.

         "Issue Date" shall mean the date upon which shares of Series B Preferred Stock are issued.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 8 hereof.

         "NYSE" shall mean the New York Stock Exchange.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 8 hereof.

         "Permitted Common Stock Cash Distributions" means cash dividends and cash distributions paid on Common Stock after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of Funds Available for Distribution after December 31, 1997, minus the cumulative amount of dividends accumulated, accrued or paid on the Series B Preferred Stock or any other class of Preferred Stock after January 1, 1998.

         "Person" shall mean any individual, partnership, corporation or other entity and shall include the successor (by merger or otherwise) of such entity.

         "Redemption Date" shall have the meaning set forth in paragraph (b) of
         Section 6 hereof.

         "Series B Preferred Stock" shall have the meaning set forth in Section 1 hereof.

         "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day," as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such securities are not quoted on the NASDAQ National Market, in the securities market in which such securities are traded.

         SECTION 3.      DIVIDENDS.

                         (a)     The holders of Series B Preferred Stock shall
be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series B Preferred Stock equal to $80 per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable to the holders of record of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than sixty (60) days prior to the applicable Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than forty-five (45) days the payment date thereof, as may be fixed by the Board of Directors. The amount of accumulated, accrued and unpaid dividends on any share of Series B Preferred Stock, or fraction thereof, at any date shall be the amount of any dividends thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

                         (b)     The amount of dividends payable per share of
Series B Preferred Stock for each Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of dividends payable per share of Series B Preferred Stock for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed ratably on the basis of twelve (12) 30-day months and a 360-day year. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

                         (c)     So long as any of the shares of Series B
Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation, or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any class or series of Parity Stock for any period, unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                         (d)     So long as any of the shares of Series B
Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation, or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking-fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates, unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series B Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past Dividend Periods with respect to such Parity Stock, and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current Dividend Period with respect to such Parity Stock.

         SECTION 4.      LIQUIDATION PREFERENCE.

                         (a)     In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000.00) per share of Series B Preferred Stock, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders. Until the holders of the Series B Preferred Stock have been paid the liquidation preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                         (b)     Subject to the rights of the holders of any
shares of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Parity Stock shall not be entitled to share therein.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series B Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation at any time on and subject to the following terms and conditions:

                         (a)     The shares of Series B Preferred Stock shall be
convertible at the office of the transfer agent for the Common Stock or the principal executive office of the Corporation, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series B Preferred Stock being taken at $1,000.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall initially be $2.00 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided below.

                         (b)    In order to convert shares of Series B Preferred
Stock into Common Stock, the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the shares of Series B Preferred Stock to the opening of business on the date for payment of such dividend shall (except in the case of shares of Series B Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by a payment of an amount equal to the dividend declared and payable on such dividend payment date on the shares of Series B Preferred Stock being surrendered for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any unpaid or accrued dividends on the shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                         Shares of Series B Preferred Stock shall be deemed to
have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of Series B Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

                         (c)     No fractional shares of Common Stock shall be
issued upon conversion of shares of Series B Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

                         (d)    The Conversion Price shall be adjusted from time
to time as follows:

                                 (i) Adjustment for Issuance of Shares at Less Than the Conversion Price. If at any time after the date of the first issuance of Series B Preferred Stock, the Corporation shall issue any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined; any such shares, Convertible Securities, Rights or Related Rights, "Securities") without consideration or for a consideration per share or unit less than the Conversion Price in effect immediately prior to the issuance of such Securities, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced to the quotient obtained by dividing:

                                    (A) an amount equal to the sum of (1) the
                         total number of shares of Common Stock outstanding immediately prior to such issuance (including for this purpose the number of shares of Common Stock into which the shares of Series B Preferred Stock outstanding immediately prior to such issuance are convertible on the date of such issuance in accordance with Subsection 5(a) (without regard to Subsection 5(c)), without giving effect to such issuance) multiplied by the Conversion Price in effect immediately prior to such issuance, and (2) the amount of consideration, if any, received by the Corporation upon such issuance, by

                                    (B) the total number of shares of Common
                         Stock (1) outstanding immediately after such issuance (including the number of shares of Common Stock into which the shares of Series B Preferred Stock outstanding immediately prior to such issuance are convertible on the date of such issuance in accordance with Subsection 5(a) (without regard to Subsection 5(c)), without giving effect to such issuance) or (2) into or for which any such newly issued Convertible Securities are then convertible or exchangeable or (3) issuable upon the exercise of any such Rights or Related Rights).

                                    (C) For the purpose of this Subsection 5(d),
                         the following definitions and procedures shall be applicable:

                                            (1) In the case of the issuance of
                                 options, warrants or other rights to purchase or otherwise acquire Common Stock, whether or not at the time exercisable ("Rights"), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Corporation upon the issuance of such rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof.

                                            (2) In the case of the issuance of
                                 any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable ("Convertible Securities"), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities ("Related Rights"), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (I) the consideration, if any, received by the Corporation upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (II) (A) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or (B) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights.

                                            (3) On any change in the number of
                                 shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Conversion Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of consideration upon the exercise of any such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                                            (4) On the expiration or
                                 cancellation of any such Rights, Related Rights or Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                                 (ii)       Sale of Shares. In case of the
         issuance of Securities for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the gross amount of the cash paid to Corporation for such shares, before deducting any underwriting compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any Securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then fair market value of the property received.

                                 (iii) Reclassification of Shares. In case of the reclassification of securities into shares of Common Stock, the shares of Common Stock issued in such reclassification shall be deemed to have been issued for a consideration other than cash. Securities issued by way of dividend or other distribution on any class of stock of Corporation shall be deemed to have been issued without consideration.

                                 (iv)       Stock Dividends, Stock Splits,
         Subdivisions or Combinations. In the event of a stock dividend, stock split or subdivision of shares of Common Stock into a greater number of shares, the Conversion Price shall be proportionately decreased, and in the event of a combination of shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased, such increase or decrease, as the case may be, becoming effective at the record date.

                                 (v)        Exceptions.  The adjustments
         provided in Subsection 5(d)(i) shall not apply to any (A) Common Stock issued upon the conversion of any of the Series B Preferred Stock; (B) Common Stock issued upon exercise of any outstanding warrants, options or debentures; (C) Common Stock issued upon exercise of outstanding employee stock options; and (D) up to 200,000 shares of Common Stock issuable upon exercise of employee stock options to be granted subsequent to the date hereof.

                                 (vi)       Adjustment for Mergers and
         Consolidations.

                                    (A) In the event of distribution to all
                         Common Stock holders of any stock, indebtedness of the Corporation or assets (excluding cash dividends or distributions from retained earnings) or other rights to purchase securities or assets, then, after such event, the shares of Series B Preferred Stock will be convertible into the kind and amount of securities, cash and other property which the holder of the shares of Series B Preferred Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the shares of Series B Preferred Stock immediately prior to the occurrence of such event.

                                    (B) In case of any capital reorganization,
                         reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares), the shares of Series B Preferred Stock shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation to which the holder of the shares of Series B Preferred Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the shares of Series B Preferred Stock immediately prior to the occurrence of such event. The provisions of the immediately foregoing sentence shall similarly apply to successive reorganizations, reclassifications, consolidations, exchanges, leases, transfers or other dispositions or other share exchanges.

                                    (C) The term "Fair Market Value," as used
                         herein, is the value ascribed to consideration other than cash as determined by the Board of Directors of the Corporation in good faith, which determination shall be final, conclusive and binding. If the Board of Directors shall be unable to agree as to such fair market value, then the issue of fair market value shall be submitted to arbitration under and pursuant to the rules and regulations of the American Arbitration Association, and the decision of the arbitrators shall be final, conclusive and binding, and a final judgment may be entered thereon; provided, however, that such arbitration shall be limited to determination of the fair market value of assets tendered in consideration for the issue of Common Stock.

                         (e) Whenever the conversion price is adjusted as herein provided:

                                 (i)        The Corporation shall compute the
         adjusted conversion price in accordance with this Section 5 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted conversion price and showing in reasonable detail the fact upon which such adjustment is based; and

                                 (ii) A notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of Series B Preferred Stock.

                         (f)     In case:

                                 (i)        The Corporation shall declare a
         dividend or other distribution on its Common Stock payable otherwise than in cash out of retained earnings;

                                 (ii) The Corporation shall authorize the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights or warrants; or

                                 (iii)      Of any reclassification of the
         capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                                 (iv)       Of the voluntary or involuntary
         liquidation, dissolution or winding up of the Corporation;

                         then the Corporation shall cause to be mailed to the
holders of record of the outstanding shares of Series B Preferred Stock, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

                         (g)     The Corporation shall at all times reserve and
keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding.

                         (h)     The Corporation will pay any and all taxes that
may be payable in respect of the issuance of delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant thereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                         (i)     The certificate of any independent firm of
public accountants of nationally recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

                         (j)     Notwithstanding the foregoing, if the
volume-weighted average closing bid price of the Common Stock, as determined by Bloomberg Financial Markets and Commodities News, for the 21 consecutive trading days following the Corporation's public press release of its December 31, 1998 fiscal year-end financial results (such volume-weighted average closing bid price herein referred to as the "1998 Conversion Price Adjustment") is a price less than the existing Conversion Price, and the Corporation reports pre-tax income of less than or equal to $4,400,000 excluding extraordinary gains for the December 31, 1998 fiscal year, then the Conversion Price shall be adjusted downward to an amount equal to 100% of the 1998 Conversion Price Adjustment. If an adjustment is required pursuant to this section, then the Corporation shall furnish to each of the holders of shares of Series B Preferred Stock a statement, within ten (10) days of the occurrence thereof, signed by the Chief Financial Officer and the Secretary of the Corporation, of the facts creating such adjustment and specifying the resultant adjusted Conversion Price then in effect. No holder of any shares of Series B Preferred Stock shall convert or sell any shares of the Corporation's Common Stock during the 21 consecutive trading days used to determine the 1998 Conversion Price Adjustment or during the 9 trading days preceding such period.

         SECTION 6.      REDEMPTION AT THE OPTION OF THE HOLDER.

                         (a)     At any time after the date hereof, upon notice
by the Corporation of any proposed change of any provision of the Certificate of Incorporation or Bylaws that relates to the Board of Directors or the election of directors or any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation (collectively, "Events of Redemption"), the Series B Preferred Stock is redeemable at the option of each holder of Series B Preferred Stock at one hundred percent (100%) of par, together with accrued and unpaid dividends through the Redemption Date. Notice of an Event of Redemption shall be given by the Corporation to each holder of record of Series B Preferred Stock by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Each holder may exercise his right to require the Corporation to redeem all, but not less than all, of the shares of Series B Preferred Stock owned by him of record by written notice to the Corporation at the address specified in the notice of an Event of Redemption. Such notice shall be sent by first class mail, postage prepaid, within thirty (30) days of receipt by such holder of the notice of an Event of Redemption.

                         (b)     Shares of Series B Preferred Stock may be
redeemed at the option of the holder by the Corporation on the date specified in the notice of an Event of Redemption (the "Redemption Date"). The Redemption Date selected by the Corporation shall be sixty (60) days after the date notice of an Event of Redemption is sent by the Corporation. As a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory dividend on the Series B Preferred Stock payable in cash on the Redemption Date in an amount equal to all accumulated, accrued and unpaid dividends as of the Redemption Date on the Series B Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series B Preferred Stock to be redeemed.

                         (c)     Neither the failure to mail any notice required
by Subsection 6(a), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Redemption Date; (2) the place or places at which certificates for such shares are to be surrendered; and (3) that dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on such Redemption Date, except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to issue and make available at the office of the transfer agent the amount of cash necessary to effect such redemption, including all accumulated, accrued and unpaid dividends to the Redemption Date, whether or not earned or declared), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accumulate or accrue on the shares of Series B Preferred Stock to be redeemed, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

                         As promptly as practicable after the surrender in
accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice.

         SECTION 7. SERIES B PREFERRED STOCK TO BE RETIRED. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series B Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

         SECTION 8. RANKING. Any class or series of capital stock of the Corporation shall be deemed to rank:

                         (a)     prior or senior to the Series B Preferred
Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

                         (b)     on a parity with the Series A Cumulative
Convertible Preferred Stock (the "Series A Preferred Stock") and any other stock designated to be Parity Stock (as defined below), as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); and

                         (c)     junior to the Series B Preferred Stock, as to
the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holder of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

         SECTION 9.      VOTING.

                         (a)     The holders of Series B Preferred Stock shall
be entitled to one (1) vote per share on all matters submitted to a vote of shareholders of the Corporation.

                         (b)     The affirmative vote of the holders of
sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by holders of the Series B Preferred Stock then outstanding, voting as a single class, in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be required in order to amend the Certificate of Incorporation or Bylaws to affect materially and adversely the rights, preferences or voting power of the holders of the Series B Preferred Stock or to authorize, create or increase the authorized amount of, any class of stock having rights prior or senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, the Corporation may create additional classes, shares or series of Parity Stock with the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, and may create classes of Junior Stock, increase the authorized number of shares of Junior Stock and issue additional series of Junior Stock, without the consent of any holder of Series B Preferred Stock.

                         (c)     If and whenever two (2) quarterly dividends
(whether or not consecutive) payable on the Series B Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (2), and the directors then serving shall appoint to the Board of Directors two (2) persons designated by the holders of a majority of the then outstanding shares of Series B Preferred Stock. The holders of shares of Series B Preferred Stock shall thereafter be entitled to designate or elect the two (2) additional directors to serve on the Board of Directors, by the vote of a plurality of the votes cast by the holders of the Series B Preferred Stock at an annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock called from time to time for the election of directors. Whenever all arrears in dividends on the Series B Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provision of the vesting of such voting rights in the case of any similar future arrearage in two (2) quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series B Preferred Stock, if the Board of Directors fails to appoint the two designees of the holders of the Series B Preferred Stock, as hereinabove provided, the Secretary of the Corporation shall, upon the written request of any holder of Series B Preferred Stock (addressed to the Secretary at the principal office of the Corporation), call a special meeting of the holders of the Series B Preferred Stock for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called, as above provided, shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining directors elected by the holders of the Series B Preferred Stock or the successors of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. Notwithstanding the foregoing, the total number of directors designated or elected by the holders of shares of Series B Preferred Stock, as such, pursuant to this Section 9(c) or by such holders, as such, or any affiliate of any of them pursuant to any other agreement or instrument will not exceed two (2), unless such other agreement or instrument expressly provides for a greater number.

                         So long as any shares of Series B Preferred Stock are
outstanding, the number of directors of the Corporation shall at all times be such that the exercise by the holders of shares of Series B Preferred Stock of the right to designate or elect directors under the circumstance provided in this Section 9(c) will not contravene any provisions of the Corporation's Certificate of Incorporation or Bylaws.

         SECTION 10. RECORD HOLDERS. The Corporation may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed as of January 21, 1999.


                                LIFEQUEST MEDICAL, INC.



                                By:
                                    --------------------------------------------
                                    Randall K. Boatright
                                    Executive Vice President and Chief Financial
                                    Officer